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Exhibit 1.







                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement of Datascope Corp. 401(k) Savings and Supplemental Retirement Plan on Form S-8 under the Securities Act of 1933 of our report dated June 9, 2003 appearing in the Annual Report on Form 11-K of Datascope Corp. 401(k) Savings and Supplemental Retirement Plan for the fiscal period ended December 31, 2002.






Smolin, Lupin & Co., LLC
Certified Public Accountants and Consultants


June 25, 2003